================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                ---------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported) February 12, 1997
                                                       -------------------------

                        RELIANCE ACCEPTANCE GROUP, INC.
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

                                   Delaware
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

           0-23854                                        36-3235321
----------------------------------      ----------------------------------------
    (Commission File Number)                (I.R.S. Employer Identification No.)


     400 North Loop 1604 East, Suite 200, San Antonio, Texas      78232
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)           (Zip Code)


         Registrant's Telephone Number, Including Area code (210) 496-5910
                                                            --------------------

                       COLE TAYLOR FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


================================================================================

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

          On February 12, 1997 (the "Closing Date"), pursuant to an Amended and Restated Exchange Agreement (the "Share Exchange Agreement") dated as of June 12, 1996, Reliance Acceptance Group, Inc. ("RAG") (until the Closing Date, known as "Cole Taylor Financial Group, Inc.,"("CTFG")) and the Taylor Family Group
(as defined below), completed the exchange of (a) 1 share of Common Stock, $.01 par value per share, of Taylor Capital Group, Inc., a subsidiary of RAG, holding, among other things, all of the capital stock of Cole Taylor Bank (the "Bank"), CT Mortgage Company, Inc. and an investment in Alpha Capital Fund II,
L. P. ("Alpha Capital"), which went to the Taylor Family Group, for (b) all of the 4.5 million shares of Common Stock, $.01 par value per share, of RAG owned by the Taylor Family Group, which went to RAG (the "Share Exchange"). Prior to the Share Exchange, the Bank transferred to Cole Taylor Auto Finance, Inc. ("Auto Sub"), a newly formed subsidiary of the Bank, which was subsequently transferred to RAG prior to the Share Exchange, the Bank's used automobile receivables business consisting of, among other things, used automobile finance contracts with a fair market value of $31 million, and$52.03 million in cash. At the same time as the Share Exchange, Reliance Acceptance Corporation (formerly Cole Taylor Finance Co.), a subsidiary of RAG, was merged with and into Auto Sub (the "Merger"), and the surviving corporation was renamed Reliance Acceptance Corporation. The terms of the transaction were the result of arm's length negotiations between the Board of Directors of RAG, assisted by independent financial and legal advisors, and the Taylor Family Group, and the transaction was approved by the Board without the participation of members of the Taylor Family and by the stockholders of RAG at its Annual Meeting held on November 15, 1996. The Taylor Family Group consists of Jeffrey W. Taylor, Bruce W. Taylor, Sidney J. Taylor, Iris A. Taylor, who is a trustee of several trusts that are part of the Taylor Family Group, Cindy Taylor Bliel, related trusts and a related partnership. Certain present and former directors of the Bank (Edward McGowan, Richard Kaplan, Ronald Emanuel and Corky Eisen) who are not members of the Taylor Family are investors in the partnership that is part of the Taylor Group. Until the Share Exchange, Jeffrey W. Taylor had been a director and the Chairman of the Board and Chief Executive Officer of CTFG and Chairman of the Bank, Bruce W. Taylor had been a director and President of CTFG and President and Chief Executive Officer of the Bank, and Sidney J. Taylor had been a director of CTFG and chairman of the Executive Committee of CTFG's board of directors. Melvin E. Pearl, who until the Share Exchange was a director of CTFG, is a trustee of several trusts that are part of the Taylor Family Group.


Item 5. OTHER EVENTS

          On February 12, 1997, Bruce W. Taylor, Richard W. Tinberg, Jeffrey W. Taylor, Sidney J. Taylor, Melvin E. Pearl and Adelyn Dougherty resigned from the Board of CTFG. Also, Jeffrey W. Taylor resigned as Chairman and Chief Executive Officer of CTFG, Bruce W. Taylor resigned as President of CTFG and John Christopher Alstrin resigned as Chief Financial Officer of CTFG.

          On February 14, 1997, Thomas L. Barlow and Howard B. Silverman became the principal executive officers of RAG. Thomas L. Barlow became President and Chief Executive Officer of RAG and Howard B. Silverman became Chairman of the Board of Directors of RAG. Also, Thomas L. Barlow and Cathy Cole Williams were elected to the Board of Directors of RAG.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

b)   Pro Forma Financial Information

     Pursuant to Form 8-K, Item 7 (b)(1), the pro forma financial information required by this Item is attached hereto and incorporated herein as Appendix A.

c)   Exhibits

     See Index to Exhibits.

                                                                      APPENDIX A

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated financial statements of the Company as of September 30, 1996 and December 31, 1995 and for the periods then ended, have been derived from the Company's consolidated financial statements included in the Company's Current Report on Form 8-K dated October 10, 1996 (the "Form 8-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "September 1996 10-Q"), and reflect the Split-Off of the Company's banking segment, consisting of the Bank and the Mortgage Company. The pro forma statements begin with the historical amounts which have been reclassified to reflect the banking segment as discontinued operations. The pro forma adjustments reflect the exchange of cash and shares to effect the Split-Off. These statements should be read in conjunction with the Form 8-K and the September 1996 10-Q. The pro forma balance sheets assume that the Split-Off was consummated at the end of the reporting period and include nonrecurring expenses directly attributable to the transaction. The pro forma income statements assume the Split-Off was consummated as of the first day of the reporting period and include only those adjustments expected to have continuing impact on the Company. The pro forma statements are based on the assumptions set forth in the accompanying notes and are not necessarily indicative of the Company's future financial position or results of operations.

                       RELIANCE ACCEPTANCE GROUP, INC.
             (FORMERLY KNOWN AS COLE TAYLOR FINANCIAL GROUP, INC.) UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Notes to Unaudited Pro Forma Consolidated Financial Statements

(a) Reflects the tender of 4,500,000 shares of the Company's Common Stock from the Taylor Family to the Company, the transfer of $52 million and the transfer of $31 million fair market value of Automobile Receivables from the Bank, in exchange for the Company's net investment in the Bank, Mortgage Company and Alpha Capital Fund. The 4,500,000 shares acquired are reflected as treasury shares at their fair value, which is the average market price of the stock for the few days surrounding the date of the Share Exchange Agreement and the announcement of the transaction. The accounting gain on the transaction is reflected as a credit to retained earnings. The cash received is assumed to be used to reduce long-term debt at the Company and then bank debt at the Finance Company.

     One time charges of $1.9 million, net of anticipated income tax effect, for financial advisory, investment bankers and special payments to certain employees as a result of the Split-Off Transaction are considered as a reduction in proceeds for purposes of calculating the gain. Included in income from discontinued operations for the period ended September 30, 1996 is approximately $800,000 of expenses directly attributable to the Split-Off Transaction.

(b) Reflects the exercise of the Taylor Family stock options and the use of the cash received from their exercise to reduce borrowings and the tax benefit used to reduce income taxes payable.

(c) Reflects the payoff of the ESOP loan, primarily relating to the employees of the Bank, in connection with the Bank terminating from the Company's ESOP.

(d) Reflects the related interest income, loan fees and late charges earned on the Automobile Receivables transferred to the Company from the Bank, along with the provision for credit losses, salaries and benefits of employees and other direct costs of originating and servicing these Automobile Receivables.

(e) Reflects the reduction in interest expense as a result of the debt reductions from the cash received through the sale of the net assets of discontinued operations and the exercise of the Taylor Family Options.

(f) Reflects the write down to realizable value of the deferred tax asset relating to certain state net operating loss carryforwards.

(g) Reflects the tax effect of the pro forma adjustments at a 38% effective tax rate.

(h) The pro forma statements do not reflect the possible exercise of Bank employee stock options, all of which become fully vested as a result of the Split-Off Transaction. Total Bank employee options outstanding at September 30, 1996 were 819,999 shares with a weighted average exercise price of $15.75. The exercise of these options would result in an increase in stockholders' equity of approximately $3.7 million, of which $3 million relates to the exercise price and $700,000 relates to the income tax benefit, assuming the market price of the Common Stock at the date of exercise is $14.00 per share.

                        Reliance Acceptance Group, Inc.
             (Formerly known as Cole Taylor Financial Group, Inc.)
        Unaudited Pro Forma Condensed Consolidated Statement of Income
                     Nine months ended September 30, 1996
                     (in thousands, except per share data)


                                                                                       Pro forma
                                                                     Historical       Adjustments         Pro forma
                                                                     -----------      -----------         ---------
Interest Income:
  Interest and fee income                                            $    51,774           2,574 (d)     $    54,348
  Interest expense                                                        14,706          (3,022)(e)          11,684
                                                                     -----------      ----------         -----------
    Interest income before provision for credit losses                    37,068           5,596              42,664
Provision for credit losses                                                  -              (450)(d)            (450)
                                                                     -----------      ----------         -----------
    Net interest income after provision for credit losses                 37,068           5,146              42,214

Other income                                                                 928             -                   928

Operating expense:
  Salaries and employee benefits                                          10,780             310 (d)          11,090
  Occupancy                                                                  683              45 (d)             728
  Furniture, fixtures and equipment, net                                     386              36 (d)             422
  Computer processing                                                        321              63 (d)             384
  Other operating expense                                                  8,312             153 (d)           8,465
                                                                     -----------      ----------         -----------
    Total operating expense                                               20,482             607              21,089
                                                                     -----------      ----------         -----------

Income from continuing operations before income taxes                     17,514           4,539              22,053
Income taxes                                                               6,853           1,721 (g)           8,574
                                                                     -----------      ----------         -----------
    Net income from continuing operations                                 10,661           2,818              13,479
                                                                     -----------      ----------         -----------

Discontinued operations:
  Income from discontinued operations before income taxes                 17,633         (17,633)                -
  Income taxes                                                             5,486          (5,486)                -
                                                                     -----------      ----------         -----------
    Net income from discontinued operations                               12,147         (12,147)                -
                                                                     -----------      ----------         -----------

Net income                                                           $    22,808          (9,329)        $    13,479
                                                                     ===========      ==========         ===========

Average number of common and common                                                      101,024 (b)
equivalent shares outstanding                                         15,360,508      (4,500,000)(a)      10,961,532
                                                                     ===========      ==========         ===========

Net income per share from continuing operations                      $      0.69                         $      1.23
                                                                                                         ===========

Net income per share from discontinued operations                    $      0.79
                                                                     -----------

Net income per share                                                 $      1.48
                                                                     ===========

               See accompanying notes to the Unaudited Pro Forma
                       Consolidated Financial Statements

                        Reliance Acceptance Group, Inc.
             (Formerly known as Cole Taylor Financial Group, Inc.)
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                           As of September 30, 1996
                                (in thousands)

                                                                     Pro forma
Assets                                                 Historical    Adjustment      Pro forma
                                                       ----------    ----------      ---------
Cash                                                   $    488        1,071  (a)      $1,559
Short-term investments                                    1,900          -              1,900

Finance receivables, net before dealer discount         348,662       32,000  (a)     380,662
Less nonrefundable dealer discount                      (13,965)      (1,000) (a)     (14,965)
                                                       --------     --------         --------

Finance receivables, net before allowance
    for credit losses                                   334,697       31,000          365,697
Allowance for credit losses                                -                             -
                                                       --------     --------         --------
Finance receivables, net of allowance                   334,697       31,000          365,697
                                                                                         -
Other assets                                             25,506       (1,280) (f)      24,226
Net assets of discontinued operations                   146,228     (146,228) (a)        -
                                                       --------     --------         --------

              Total assets                              508,819     (115,437)         393,382
                                                       ========     ========         ========

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
    Commercial paper                                    191,288          -            191,288
    Long-term debt                                      133,960      (52,700) (a)      78,493
                                                                      (2,767) (b)
    Accounts payable and other liabilities                7,193       (1,151) (a)       3,793
                                                                      (2,249) (b)
                                                       --------     --------         --------
              Total liabilities                         332,441      (58,867)         273,574
                                                       --------     --------         --------

Stockholders' equity:
    Common stock                                            148            3  (b)         151
    Surplus                                              77,870        5,013  (b)      82,883
    Retained Earnings                                    98,360       55,414  (a)     153,774
    Treasury stock                                          -       (117,000) (a)    (117,000)
                                                       --------      -------          -------
              Total stockholders' equity                176,378      (56,570)         119,808
                                                       --------      -------          -------
              Total liabilities and stockholders'
               equity                                  $508,819     (115,437)        $393,382
                                                       ========     ========         ========

    See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements

                        Reliance Acceptance Group, Inc.
             (Formerly known as Cole Taylor Financial Group, Inc.)
        Unaudited Pro Forma Condensed Consolidated Statement of Income
                         Year ended December 31, 1995
                     (in thousands, except per share data)

                                                                                             Pro forma
                                                                       Historical            Adjustments        Pro forma
                                                                       ----------            -----------        ----------
Interest Income:
  Interest and fee income                                              $     36,419               3,439 (d)    $    39,858
  Interest expense                                                           11,594              (4,130)(e)          7,464
                                                                       ------------         -----------        -----------
    Interest income before provision
      for credit losses                                                      24,825               7,569             32,394
Provision for credit losses                                                       -                (600)(d)           (600)
                                                                       ------------         -----------        -----------
    Net Interest income after provision
      for credit losses                                                      24,825               6,969             31,794

Other income                                                                  1,250                   -              1,250

Operating expense:
  Salaries and employee benefits                                              8,679                 417 (d)          9,096
  Occupancy                                                                     627                  60 (d)            687
  Furniture, fixtures and equipment, net                                        230                  48 (d)            278
  Computer processing                                                           427                  84 (d)            511
  Other operating expense                                                     4,611                 203 (d)          4,814
                                                                       ------------         -----------        -----------
    Total operating expense                                                  14,574                 812             15,386
                                                                       ------------         -----------        -----------
Income from continuing operations before income taxes                        11,501               6,157             17,658
Income taxes                                                                  4,439               2,335 (g)          6,774
                                                                       ------------         -----------        -----------
    Net income from continuing operations                                     7,062               3,822             10,884
                                                                       ------------         -----------        -----------
Discontinued operations:
  Income from discontinued operations before income taxes                    22,521             (22,521)                 -
  Income taxes                                                                5,911              (5,911)                 -
                                                                       ------------         -----------        -----------
    Net income from discontinued operations                                  16,610             (16,610)                 -
                                                                       ------------         -----------        -----------
Net income                                                             $     23,672             (12,788)       $    10,884
                                                                       ============         ===========        ===========
Average number of common and common                                                              98,274 (b)
equivalent shares outstanding                                            15,222,426          (4,500,000)(a)     10,820,700
                                                                       ============         ===========        ===========
Net income per share from continuing operations                        $       0.46                            $      1.01
                                                                                                               ===========
Net income per share from discontinued operations                      $       1.09
                                                                       ------------
Net income per share                                                   $       1.56
                                                                       ============

        See accompanying notes to the Unaudited Pro Forma Consolidated
                             Financial Statements

                        Reliance Acceptance Group, Inc.
             (Formerly known as Cole Taylor Financial Group, Inc.)
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of December 31, 1995
                                (in thousands)

                                                                                                   Pro forma
Assets                                                                          Historical         Adjustment          Pro forma
------                                                                          ----------         ----------          -----------
Cash                                                                            $   3,375              1,071  (a)       $    4,446
Short-term investments                                                              1,454                  -                 1,454

Finance receivables, net before dealer discount                                   231,726             32,000  (a)          263,726
Less nonrefundable dealer discount                                                (12,655)            (1,000) (a)          (13,655)
                                                                                 --------           --------            ----------

Finance receivables, net before allowance
    for credit losses                                                             219,071             31,000               250,071
Allowance for credit losses                                                             -                  -                    -
                                                                                 --------            -------             ---------
Finance receivables, net of allowance                                             219,071             31,000               250,071
                                                                                                                                 -
Other assets                                                                       10,009             (1,280) (f)            8,729
Net assets of discontinued operations                                             138,653           (138,653) (a)                -
                                                                                 --------           --------             ---------
                                                                                                                                 -
              Total assets                                                        372,562           (107,862)            $ 264,700
                                                                                 ========           ========             =========

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
    Commercial paper                                                              127,268                 -                127,268
    Long-term debt                                                                 82,657            (52,700) (a)           25,690
                                                                                                      (4,010) (b)
                                                                                                        (257) (c)
    Accounts payable and other liabilities                                          8,020             (1,151) (a)            5,830
                                                                                                      (1,039) (b)
                                                                                 --------           --------            ----------
              Total liabilities                                                   217,945            (59,157)              158,788
                                                                                 --------           --------            ----------

Stockholders' equity:
    Common stock                                                                      146                  3  (b)             149
    Surplus                                                                        75,212              5,046  (b)          80,258
    Retained Earnings                                                              79,516             62,989  (a)         142,505
    Treasury stock                                                                      -           (117,000) (a)        (117,000)
    Employee Stock Ownership Plan loan                                               (257)               257  (c)               -
                                                                                 --------           --------            ---------
              Total stockholders' equity                                          154,617            (48,705)             105,912
                                                                                 --------           --------            ---------

              Total liabilities and stockholders' equity                         $372,562           (107,862)           $ 264,700
                                                                                 ========           ========            =========

        See accompanying notes to the Unaudited Pro Forma Consolidated
                             Financial Statements

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RELIANCE ACCEPTANCE GROUP, INC.




                                  By:    /s/ James I. Kaplan
                                         ---------------------------------------
                                  Name:  James I. Kaplan
                                  Title: General Counsel and Corporate Secretary

Date: February 27, 1997

                               INDEX TO EXHIBITS

Exhibit
  No.                            Document Description
-------                          ---------------------

2.1 Amended and Restated Share Exchange Agreement, dated June 12, 1996, by and between Cole Taylor Financial Group, Inc. and the Taylor Family (incorporated by reference from Appendix A to the Proxy Statement of Reliance Acceptance Group, Inc., formerly Cole Taylor Financial Group, Inc., dated 10/15/96).

99.1    Press Release of Reliance Acceptance Group, Inc., dated 2/12/97.